          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                     Mac Frugal's Bargains Close-outs Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Dan Zuckerman
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        -----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------
     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        -----------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------
     3) Filing Party:

        -----------------------------------------------------------------------
     4) Date Filed:

        -----------------------------------------------------------------------

                              [MacFrugal's Logo]



                                 May 15, 1995

Dear Stockholder:

     You are cordially invited to attend our 1995 Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, June 14, 1995 at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815. Enclosed are the Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the Annual Meeting which we urge you to read carefully. The Company's 1994 Annual Report to Stockholders is also enclosed. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.

                       ON BEHALF OF YOUR BOARD OF DIRECTORS


                       PETER S. WILLMOTT
                       Chairman of the Board

                              [MacFrugal's Logo]


                           NOTICE OF ANNUAL MEETING
                           TO BE HELD JUNE 14, 1995

TO THE STOCKHOLDERS OF
MAC FRUGAL' S BARGAINS - CLOSE-OUTS INC.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mac Frugal's Bargains - Close-outs Inc., a Delaware corporation (the "Company"), will be held at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, on Wednesday, June 14, 1995, beginning at 9:00 a.m., local time. The Annual Meeting will be held for the following purposes:

     1. To elect nine (9) directors of the Company to serve during the ensuing year or until their successors have been duly elected and qualified.

     2. To approve an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares of Common Stock reserved for issuance thereunder from 200,000 shares to an aggregate of 400,000 shares.

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed April 21, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available at the offices of the Company for 10 days prior to the meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          By Order of the Board of Directors


                                          PHILIP L. CARTER
                                          President and Chief Executive Officer
Dominguez, California
May 15, 1995

                              [MacFrugal's Logo]


                          2430 EAST DEL AMO BOULEVARD
                        DOMINGUEZ, CALIFORNIA 90220-6306

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 1995
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mac Frugal's Bargains - Close-outs Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, on June 14, 1995, at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Form of Proxy were first mailed to stockholders on or about May 15, 1995.

                             RECORD DATE AND VOTING

     April 21, 1995 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of April 21, 1995, there were 25,540,843 shares of the Company's Common Stock, par value $.02778 per share (the "Common Stock"), issued and outstanding. No shares of the Company's preferred stock, par value $1.00 per share, were outstanding as of that date. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other than the election of directors, including the approval of the proposal to increase the number of shares of Common Stock reserved for issuance pursuant to the Company's Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), the affirmative vote of a majority of shares of the Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominees named herein for election as directors and "FOR" the proposal to amend the Non-Employee Directors Plan.

     New York Stock Exchange rules generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals, such as the proposal to amend the Non-Employee Directors Plan. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on the proposal to amend the Non-Employee Directors Plan, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                             ELECTION OF DIRECTORS

     The Company's by-laws state that the Board of Directors shall consist of not less than five nor more than nine members. The specific number of Board members within this range is established by the Board of Directors and is currently set at nine. The Board of Directors is proposing for election seven of the eight persons now serving on the Board for election to the Board at the Annual Meeting and Messrs. Carter and Miller, who have not previously served on the Board. Each of the nine directors elected at the Annual Meeting will serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. Should any nominee become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. To the Company's knowledge, all nominees are and will be available to serve. The nominees are listed below and have supplied the following background information to the Company:

                                                  PRINCIPAL OCCUPATION
                                             DURING THE LAST 5 YEARS, OTHER             DIRECTOR
          NAME               AGE          BUSINESS EXPERIENCE AND DIRECTORSHIPS          SINCE
- - -------------------------    ---     -----------------------------------------------    --------
Peter S. Willmott            57      Chairman of the Board of the Company since           1990
                                     October 1990; Chairman of the Board since 1989,
                                     Willmott Services, Inc. (retail); Chairman of
                                     the Board, President and Chief Executive
                                     Officer 1983 to 1989, Carson Pirie Scott &
                                     Company (retail and food services); Director,
                                     Browning-Ferris Industries, Federal Express
                                     Corporation, International Multifoods
                                     Corporation, Maytag Corporation, Morgan Keegan
                                     & Co., Inc., and Zenith Electronics
                                     Corporation.
Philip L. Carter             46      President and Chief Executive Officer of the           NA
                                     Company since March 1995; Executive Vice
                                     President, Chief Financial Officer since August
                                     1993; Senior Vice President, Chief Financial
                                     Officer since October 1991; Vice President
                                     Finance and Distribution since 1991; Chief
                                     Executive Officer, San Remo (Australia), 1987-
                                     1990.
Mark J. Miller               43      Executive Vice President of Merchandise and            NA
                                     Stores of the Company since March 1995;
                                     Executive Vice President, General Merchandise
                                     Manager since September 1992; Vice President of
                                     Merchandising/ General Merchandise Manager
                                     1991-1992, The Disney Store, Inc.; Vice
                                     President, Merchandise Manager, Hardlines
                                     1988-1991, Pic 'N' Save Corporation.
David H. Batchelder          45      President, Secretary and sole Director since         1990
                                     1988, Batchelder & Partners, Inc. (financial
                                     advisory and consulting firm); President,
                                     Secretary and sole Director since 1988,
                                     Batchelder Co. (general partner of DHB
                                     Partners, L.P., investor in acquisition
                                     partnerships); Director, Allwaste, Inc., Kasler
                                     Holding Company.
Bruce E. Karatz              49      Director since April 1989, Chairman since            1989
                                     August 1993, President, Chief Executive Officer
                                     and Director since 1986, Kaufman and Broad Home
                                     Corporation (residential and commercial real
                                     estate development); Director, Honeywell Inc.,
                                     National Golf Properties, Inc.

                                                  PRINCIPAL OCCUPATION
                                             DURING THE LAST 5 YEARS, OTHER             DIRECTOR
          NAME               AGE          BUSINESS EXPERIENCE AND DIRECTORSHIPS          SINCE
- - -------------------------    ---     -----------------------------------------------    --------
Anthony Luiso                51      Chairman, President and Chief Executive Officer      1992
                                     since 1989, and Director, President and Chief
                                     Operating Officer 1988 to 1989, International
                                     Multifoods (food service distributor and food
                                     processor); Director, The Black & Decker
                                     Corporation.
Ronald P. Spogli             47      General Partner since 1983, Freeman Spogli &         1989
                                     Co. (merchant banking); Director, Buttrey Food
                                     and Drug Stores Company, Envirosource, Inc.,
                                     Orchard Supply Hardware Stores, Inc.
Bill M. Thomas               60      Private Investor since 1989; Consultant 1987 to      1990
                                     1989; and Chief Financial Officer of the
                                     Company 1980 to 1987.
James J. Zehentbauer         33      Investment Banking Partner since 1990 and            1990
                                     Principal Accountant 1989 to 1990, Batchelder &
                                     Partners, Inc. (financial advisory and
                                     consulting firm); Certified Public Accountant
                                     1984 to 1989, Arthur Andersen & Co. (accounting
                                     firm).

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE ABOVE NOMINEES.

     For information concerning beneficial ownership of Common Stock by directors, see "Security Ownership of Certain Beneficial Owners and
Management -- Security Ownership of Management" below. The Board of Directors met a total of four times during the fiscal year ended January 29, 1995 ("fiscal 1994"). All directors attended 75% or more of the meetings of the Board of Directors and the committees of which they were a member.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     Audit Committee -- The Board has a standing Audit Committee which reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto. The Audit Committee also recommends to the Board the selection of the Company's independent auditors. The Audit Committee met four times in fiscal 1994. At the date of this Proxy Statement the Audit Committee was comprised of Messrs. Zehentbauer (Chairman), Batchelder, Luiso and Spogli.

     Compensation and Organization Committee -- The Board has a Compensation and Organization Committee (the "Compensation Committee") whose members at the date of this Proxy Statement were Messrs. Luiso (Chairman), Batchelder, Karatz, Spogli and Willmott. The Compensation Committee is authorized to review and recommend to the Board the salaries, bonuses and perquisites of the Company's executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1990 Employee Stock Incentive Plan (the "1990 Plan"). The Compensation Committee met two times in fiscal 1994.

     Nominating Committee -- The Board of Directors also has a standing Nominating Committee whose members at the date of this proxy statement were Messrs. Willmott (Chairman), Batchelder, Karatz and Thomas. The Nominating Committee is authorized to review matters regarding the structure of the Company's Board of Directors and the qualifications of proposed nominees to serve on the Board. The

Nominating Committee will consider nominees for director whose names are timely submitted in writing by holders of the Company's Common Stock addressed to the Chairperson of the Nominating Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission were the stockholders soliciting proxies with regard to the election of such nominee. The Nominating Committee met two times in fiscal 1994.

     On August 9, 1990, the Company entered into a Settlement Agreement with Girard Partners, Mr. Batchelder and certain other related parties in connection with a consent solicitation of other stockholders by Girard Partners (then a 6% stockholder of the Company) to reconstitute the Board of Directors of the Company. The Settlement Agreement provides that so long as Mr. Batchelder serves on the Board of Directors of the Company, he will be a member of each of the Board's committees.

DIRECTOR COMPENSATION

     Standard Compensation -- Directors who are not employees of the Company or its subsidiaries receive $15,000 per year (the "Retainer Fee") or, in lieu thereof, a director may elect to receive an option to purchase shares of Common Stock pursuant to the Non-Employee Directors Plan discussed below. Other than Mr. Thomas, each of the current non-employee directors of the Company elected to receive such an option, in lieu of the Retainer Fee, in fiscal 1994. Additionally, non-employee directors receive $1,000 for each meeting of the Board or committee meeting which they attend plus reimbursement of any expenses they may incur with respect to such meeting, and up to $1,000 per diem for time expended on matters on the Company's behalf. Chairmen of the Audit, Compensation and Nominating Committees receive additional annual retainer fees of $10,000, $8,000 and $5,000, respectively; the Chairman of the Board receives a $15,000 additional annual retainer fee. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

     Stock Option Plan for Non-Employee Directors -- In 1992, the Company adopted the Non-Employee Directors Plan. The purpose of the Non-Employee Directors Plan is to provide present and prospective directors who are not employed by the Company with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options. The Non-Employee Directors Plan is designed to link the non-employee directors' compensation more closely with the Company's performance.

     Only directors of the Company who are not employees of the Company or one of its subsidiaries are eligible to participate in the Non-Employee Directors Plan. The Non-Employee Directors Plan is administered by the Board of Directors, although, as discussed below, the grant of options is automatic. The expenses of administering the Non-Employee Directors Plan are borne by the Company.

     The Non-Employee Directors Plan provides for options to be awarded under two different circumstances. First, each non-employee director is automatically granted on the date of the annual meeting at which the director is elected (including at each annual stockholder meeting at which the director is re-elected), an option to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the close of business on the day before such annual meeting. Pursuant to the Non-Employee Directors Plan as originally adopted, the number of shares covered by this option was 2,500. However, on March 15, 1995, the Board of Directors approved an amendment to the Non-Employee Directors Plan that reduced the number of shares covered by these options to 2,250. These options are not exercisable until the annual meeting of stockholders following the date of grant.

     The second feature of the Non-Employee Directors Plan permits each non-employee director to elect, on the date of each annual meeting at which he is elected or re-elected, to receive an option to purchase shares of Common Stock in lieu of being paid the Retainer Fee. If the non-employee director makes such an election, on the six-month anniversary of the date of the election (the "Date of Grant") such director will be granted an option exercisable for a number of shares of Common Stock equal to the amount of the director's Retainer Fee divided by 20% of the fair market value of the shares of Common Stock at the close of business on the Date of Grant. The exercise price for any such option will be 80% of the fair market value of the Common Stock on the Date of Grant. These options will become exercisable on the date of the first annual meeting of stockholders following the Date of Grant.

     Upon exercise of the options granted under the Non-Employee Directors Plan, the exercise price must be paid to the Company in cash or by check. The options expire on the earlier of the tenth anniversary of the date of grant or six months after the recipient of the option ceases to be a director. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Non-Employee Directors Plan is 200,000 (subject to adjustments to prevent dilution). In March 1995, the Board of Directors adopted an amendment to the Non-Employee Directors Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 200,000 shares, bringing the total number of shares issuable under the Non-Employee Directors Plan to 400,000. At the Annual Meeting, the stockholders are being requested to approve such proposed amendment. See "Approval of Amendment to Stock Option Plan for Non-Employee Directors" below.

     The Non-Employee Directors Plan became effective, with stockholder approval, upon its adoption by the Company's Board of Directors on March 18, 1992. Awards may not be granted under the Non-Employee Directors Plan after March 18, 2002. Although any option that was duly granted on or prior to such date may thereafter be exercised in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after March 18, 2012.

     As of May 1, 1995, options have been granted under the Non-Employee Directors Plan to purchase an aggregate of 129,086 shares of Common Stock. Set forth below is information concerning options granted under the Non-Employee Directors Plan during fiscal 1994.

                                                                                        POTENTIAL
                                                                                        REALIZABLE
                                                                                     VALUE AT ASSUMED
                           NUMBER OF                                                 ANNUAL RATES OF
                           SHARES OF                                                   STOCK PRICE
                          COMMON STOCK                                                 APPRECIATION
                           UNDERLYING                                                FOR OPTION TERM
                            OPTIONS       EXERCISE OR BASE                         --------------------
          NAME            GRANTED (#)     PRICE ($/SHARE)      EXPIRATION DATE     5% ($)      10% ($)
- - ------------------------  ------------    ----------------    -----------------    -------     --------
Peter S. Willmott.......      2,500           $ 16.875          June 22, 2004      $26,531     $ 67,236
                              3,726              16.10        December 22, 2004     62,155      134,505
David H. Batchelder.....      2,500             16.875          June 22, 2004       26,531       67,236
                              3,726              16.10        December 22, 2004     62,155      134,505
Bruce E. Karatz.........      2,500             16.875          June 22, 2004       26,531       67,236
                              3,726              16.10        December 22, 2004     62,155      134,505
Anthony Luiso...........      2,500             16.875          June 22, 2004       26,531       67,236
                              3,726              16.10        December 22, 2004     62,155      134,505
Ronald P. Spogli........      2,500             16.875          June 22, 2004       26,531       67,236
                              3,726              16.10        December 22, 2004     62,155      134,505
Bill M. Thomas..........      2,500             16.875          June 22, 2004       26,531       67,236
James J. Zehentbauer....      2,500             16.875          June 22, 2004       26,531       67,236
                              3,726              16.10        December 22, 2004     62,155      134,505

     The following is a brief description of the federal income tax treatment which will generally apply to awards made under the Non-Employee Directors Plan, based on federal income tax laws in effect on the date hereof. No information is provided herein with respect to estate, inheritance, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws. PARTICIPANTS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS WITH REGARD TO ALL CONSEQUENCES ARISING FROM THE GRANT OR EXERCISE OF STOCK OPTIONS, AND THE DISPOSITION OF ANY ACQUIRED SHARES. The options granted under the Non-Employee Directors Plan do not qualify for treatment as incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Upon exercise of an option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired upon exercise (determined as of the date of exercise) over the exercise price of such option. The Company may be required to withhold federal income taxes with respect to such income and, to the extent that the optionee has ordinary income, the Company will be entitled to a deduction. The amount included in the optionee's taxable income on the exercise of the option will be added to the exercise price in determining the optionee's basis in the acquired shares. Any gain or loss on the subsequent sale or disposition of the shares generally will be treated as long-term or short-term capital gain or loss, as the case may be. If an optionee is subject to Section 16 of the Securities Exchange Act of 1934 (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the acquired shares upon) the earlier of the following two dates: (i) six months after the date of grant or (ii) a disposition of the acquired shares, unless the Insider makes an election under
Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the acquired shares on the date of exercise. With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares pursuant to options.

     Mr. Willmott's Option Agreement -- In fiscal 1990, the Chairman of the Board, Mr. Willmott, was granted an option to purchase 25,000 shares of Common Stock exercisable on the date of grant at the fair market value on such date, as additional compensation for his services to the Company. Mr. Willmott's Stock Option Agreement provides that the option will terminate upon the earlier of the tenth anniversary of the date of grant or 90 days after termination of Mr. Willmott's relationship with the Company, except that if termination is caused by total disability or death, the option terminates upon the earlier of the tenth anniversary of the date of grant or the first anniversary of the date of termination of Mr. Willmott's position.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The table below sets forth the compensation paid to or accrued for the current and former Chief Executive Officers of the Company and the other executive officers of the Company (collectively, the "Named Executive Officers"), for the fiscal years ended January 29, 1995, January 30, 1994 and January 31, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                         ANNUAL COMPENSATION(3)                 COMPENSATION
                            ------------------------------------------------       AWARDS
                                                               OTHER ANNUAL     ------------     ALL OTHER
    NAME AND PRINCIPAL      FISCAL                  BONUS      COMPENSATION     OPTIONS/SARS    COMPENSATION
       POSITION(1)           YEAR     SALARY($)     ($)(4)        ($)(5)           (#)(6)          ($)(7)
- - --------------------------  ------    ---------    --------    -------------    ------------    ------------
Leonard S. Williams(2)       1994     $ 536,539    $242,573       $ 4,050           16,853        $  5,926
Former President and         1993       520,000          --            --           70,000           9,689
Chief Executive Officer      1992       520,000          --            --           17,500          12,823
Philip L. Carter(2)          1994       274,000     106,586           780            8,426           5,223
Current President and        1993       254,000          --            --           75,000          11,280
Chief Executive Officer      1992       232,442          --            --            8,750          19,455
Mark J. Miller               1994       308,270     119,942           530            8,426           5,318
Executive Vice President     1993       300,000          --            --           35,000           9,082
  of Merchandise and         1992       103,846     100,000            --          100,000             276
  Stores
Richard N. Lodwick(2)        1994       260,000      26,650            --               --             686
Senior Vice                  1993       260,000          --            --           35,000           8,972
President--Stores            1992       258,269          --            --            8,750           7,533
Patricia J. Wehner           1994       186,000      57,195           277            6,019           4,991
Senior Vice President        1993       171,000          --            --           33,000           6,431
Real Estate & Construction   1992       154,962          --            --            8,000           4,531

- - ---------------

(1) The Company maintains written employment agreements with each of its executive officers. See "Employment Agreements" below.

(2) Mr. Williams resigned as an officer of the Company in March 1995. Prior to March 15, 1995, Mr. Carter was Executive Vice President and Chief Financial Officer of the Company. Mr. Lodwick resigned from the Company in May 1994.

(3) In addition to the annual salary and bonus compensation shown in the table, the executive officers of the Company received other annual compensation in the form of other personal benefits. The amount of such other annual compensation paid to each executive officer did not exceed the lesser of $50,000 or ten percent of the total of annual salary and bonus reported for such executive officer for each respective fiscal year.

(4) Represents bonuses paid pursuant to employment agreements. Bonuses shown for any fiscal year were accrued during the fiscal year shown and paid in the following fiscal year.

(5) Represents reimbursement for taxes incurred in connection with the group term life insurance paid for by the Company.

(6) Represents options granted pursuant to the 1990 Plan. See "1990 Employee Stock Incentive Plan" below.

(7) Includes fiscal 1994 contributions of $4,500 to the Company's defined contribution profit sharing plan (the "Profit Sharing Plan") for each of Mr. Williams, Mr. Carter, Mr. Miller and Ms. Wehner; fiscal 1993 contributions of $8,254, $8,254, $8,254, $8,254 and $5,918 to the Profit Sharing Plan for
    Mr. Williams, Mr. Carter, Mr. Miller, Mr. Lodwick and Ms. Wehner, respectively; fiscal 1992 contributions of $11,443, $6,815 and $4,066 to the Profit Sharing Plan for Mr. Williams, Mr. Lodwick and Ms. Wehner, respectively; and fiscal 1993 moving expenses of $2,270 and fiscal 1992 moving expenses of $18,809 for Mr. Carter. The balance of the amounts shown represents premiums for the group term life insurance paid for by the Company on behalf of the Named Executive Officers.

     The following table shows information with respect to stock options granted under the 1990 Plan to the Named Executive Officers.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                INDIVIDUAL GRANTS
                              ------------------------------------------------------        POTENTIAL
                                           % OF TOTAL                                  REALIZABLE VALUE AT
                              NUMBER OF     OPTIONS/                                     ASSUMED ANNUAL
                                SHARES        SARS                                       RATES OF STOCK
                              UNDERLYING   GRANTED TO                                  PRICE APPRECIATION
                               OPTIONS/    EMPLOYEES     EXERCISE                        FOR OPTION TERM
                                 SARS      IN FISCAL      PRICE                        -------------------
            NAME              GRANTED(2)      YEAR      ($/SH)(3)    EXPIRATION DATE      5%        10%
- - ----------------------------  ----------   ----------   ----------   ---------------   --------   --------
Leonard S. Williams.........    16,853       15.05%      $ 14.875     March 15, 2005   $157,657   $399,533
Philip L. Carter............     8,426         7.53        14.875     March 15, 2005     78,824    199,755
Mark J. Miller..............     8,426         7.53        14.875     March 15, 2005     78,824    199,755
Richard N. Lodwick..........        --           --            --                 --         --         --
Patricia J. Wehner..........     6,019         5.38        14.875     March 15, 2005     56,307    142,692

- - ---------------

(1) Reflects stock options granted on March 15, 1995 under the 1990 Plan taking into account performance during fiscal 1994.

(2) The amounts in this column are options to purchase shares of Common Stock granted under the 1990 Plan which become exercisable at the rate of 20% per year beginning in the year following the year in which the grant was made.

(3) The stock options were granted with an exercise price equal to the fair market value per share of the Common Stock on March 15, 1995.

     The following table shows information with respect to fiscal 1994 option exercises and year-end option values for each of the Named Executive Officers.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                        NUMBER OF
                                                                         SHARES               VALUE OF
                                                                       UNDERLYING           UNEXERCISED
                                                                       UNEXERCISED          IN-THE-MONEY
                                                                        OPTIONS/              OPTIONS/
                                                                     SARS AT FISCAL        SARS AT FISCAL
                                                                       YEAR-END(#)          YEAR-END($)
                                                                    -----------------    ------------------
                           SHARES ACQUIRED                            EXERCISABLE/          EXERCISABLE/
          NAME              ON EXERCISE(#)     VALUE REALIZED($)    UNEXERCISABLE(1)      UNEXERCISABLE(2)
- - ------------------------   ----------------    -----------------    -----------------    ------------------
Leonard S. Williams.....            --                    --           396,000/66,500    $2,770,250/$56,000
Philip L. Carter........            --                    --            53,500/65,250         20,750/83,000
Mark J. Miller..........        27,000             $ 179,375                 0/88,000            --/373,000
Richard N. Lodwick......        57,000               332,750                      0/0                 --/--
Patricia J. Wehner......            --                    --            14,100/26,400         54,725/61,400

- - ---------------

(1) The amounts in this column are options to purchase shares of Common Stock granted under the 1990 Plan and do not include stock options granted on March 15, 1995 taking into account performance during fiscal 1994. See table above entitled "Option/SAR Grants in Last Fiscal Year."

(2) The amounts in this column are based upon the closing price of the Common Stock on January 27, 1995 of $17.00 per share.

EMPLOYMENT AGREEMENTS

     Each of the Company's Named Executive Officers served during fiscal 1994 pursuant to a written employment agreement. The Company entered into a new agreement with Mr. Carter as of March 15, 1995 pursuant to which Mr. Carter is employed as the Company's President and Chief Executive Officer at an annual base salary of $450,000. The Company also entered into a new agreement with Mr. Miller as of March 15, 1995 pursuant to which Mr. Miller is employed as the Company's Executive Vice President of Merchandise and Stores at an annual base salary of $375,000. None of the employment agreements currently in effect provide for any fixed term of employment and are subject to cancellation by the Board of Directors upon 30 days' notice.

     Base Salaries -- The base salaries payable under these agreements are subject to increase annually at the discretion of the Board of Directors. Effective April 1, 1995 Ms. Wehner's annual salary was increased to $192,000.

     Performance Stock Options -- Pursuant to their employment agreements, the Company's Named Executive Officers are entitled to participate in any performance stock option program approved annually by the Compensation Committee of the Board of Directors. The performance stock option program approved by the Compensation Committee for fiscal 1994 provided that options would be granted in fiscal 1995 based upon fiscal 1994 performance. The program further provided that the maximum number of options that could be granted would be 17,500 in the case of Mr. Williams, 8,750 in the case of Messrs. Carter and Miller, and 6,250 in the case of Mr. Lodwick and Ms. Wehner. On March 15, 1995, the Board of Directors approved the grant to Messrs. Williams, Carter and Miller and Ms. Wehner of options pursuant to the 1990 Plan to purchase 16,853, 8,426, 8,426 and 6,019 shares, respectively. Mr. Lodwick received no options because he resigned from the Company in May 1994.

     Performance Bonus -- Pursuant to their employment agreements, the Company's Named Executive Officers are entitled to participate in any performance bonus plan approved annually by the Compensation Committee of the Board of Directors. The performance bonus plan approved by the Compensation Committee for fiscal 1994 provided that bonuses would be granted in fiscal 1995 based upon a combination of the fiscal

1994 financial performance of the Company and the individual executive's performance during fiscal 1994. The plan further provided that the maximum bonus that could be paid would not exceed 50% of the executive officer's base salary for fiscal 1994 in the case of the Senior Vice Presidents, 60% in the case of the Executive Vice Presidents and 70% in the case of Mr. Williams. On March 15, 1995, the Board of Directors approved the award to Messrs. Williams, Carter, Lodwick and Miller and Ms. Wehner of performance bonuses in the amount of $242,573, $106,586, $26,650, $119,942 and $57,195, respectively.

     Termination of Employment; Change of Control -- Each of the employment agreements provides that, in the event the Named Executive Officer's employment is terminated, the Company will continue to make the base salary payments at the rate then being paid for eighteen months after termination of the agreement except that Mr. Carter's agreement also provides that in the event his employment is terminated at any time subsequent to March 15, 1998, the Company will continue to pay his base salary at the rate then being paid for twenty-four months after such termination. The employment agreements further provide that if, within two months after a Change of Control (as defined in the agreements), the Named Executive Officer terminates his or her employment, then the Company will pay him or her the following benefits: (i) a lump sum severance payment equal to 2 (2.9 in the case of Mr. Carter) multiplied by the sum of his or her annual base salary in effect during the year immediately preceding termination and (ii) the greater of the amount of any incentive, bonus or other cash compensation that was paid to him or her during either the 12 months immediately preceding the date of termination or the 12 months immediately preceding the Change of Control. In addition, the Named Executive Officer would be entitled to receive a cash payment equal to the amount by which the greater of (i) the closing price of the Common Stock on the day before termination or (ii) the highest price per share actually paid in connection with the Change of Control exceeds the per share exercise price of each then vested and exercisable stock option held by such Named Executive Officer on the day before the date his or her employment terminates, multiplied by the number of shares covered by each such option, in exchange for which payment the Named Executive Officer is required to surrender all options to the Company without exercising them. As used in the employment agreements, a Change in Control is defined to mean the acquisition by any person of beneficial ownership of more than 35% of the combined voting power of the Company's outstanding securities, as a result of purchases of such securities which are not expressly approved by the Company's Board of Directors.

     Promissory Notes with Mr. Miller -- Concurrently with entering into his previous employment agreement with the Company on September 25, 1992, Mr. Miller executed two promissory notes in favor of the Company in the amounts of $100,000 and $30,000, respectively. Each of the notes provided for interest to accrue at the rate of 7% per annum. The principal amount of the $100,000 note was originally due and payable in three equal annual installments on April 1, 1993, April 1, 1994 and April 1, 1995. On May 13, 1993, the Company paid Mr. Miller 100% of his fiscal 1992 bonus and offset a portion of the $100,000 note with the net proceeds ($69,712) after first deducting interest accrued to that date. The remaining $30,288 principal due under the $100,000 note was paid in full by Mr. Miller on April 1, 1994 together with interest accrued to that date. The principal amount of the $30,000 note was due and payable in two equal installments on April 1, 1994 and April 1, 1995. On April 1, 1994, Mr. Miller paid the first installment due under the $30,000 note together with accrued interest to date. On April 1, 1995, Mr. Miller paid the remaining principal balance under the $30,000 note together with accrued interest to date. See "Certain Transactions" below.

1990 EMPLOYEE STOCK INCENTIVE PLAN

     In 1990, the Company adopted the 1990 Plan. The 1990 Plan originally authorized the issuance of up to 1,750,000 shares of Common Stock including "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options"), stock options that do not qualify as incentive stock options, stock appreciation rights and restricted shares of Common Stock. In 1993, the stockholders approved an amendment to the 1990 Plan which increased the number of shares reserved for issuance thereunder by 1,450,000 shares to an aggregate of 3,200,000 shares. Officers and other salaried employees of the Company are eligible to participate in the 1990 Plan. As of the date of this Proxy Statement, approximately 79 persons were eligible.

     The 1990 Plan is administered by the Compensation Committee. The Compensation Committee selects from the eligible participants under the 1990 Plan and determines the terms and conditions of all grants and awards to such participants including the terms and conditions under which each option may be exercisable and the expiration date of each option, except that each option must expire no later than ten years from the date of grant. Grants and awards are made in consideration of services rendered or to be rendered by the recipients thereof.

     On March 15, 1995, options to purchase shares of Common Stock were granted to the Named Executive Officers of the Company as described above in the table entitled "Option/SAR Grants in Last Fiscal Year." All such options (a) become exercisable at the rate of 20% per year beginning in the year following the year in which the grant was made, and (b) have an exercisable price equal to the fair market value of the Common Stock on the date of grant. Payment of the exercise price of options granted under the 1990 Plan must be made in full in cash or cash equivalent concurrently with the exercise of such option, or as follows subject to approval of the Compensation Committee:

          (i) by delivery by the optionee of a full-recourse promissory note in a form and amount satisfactory to the Committee; provided that the principal amount of such promissory note shall not exceed the excess of the exercise price of such option over and above the aggregate par value of the option shares;

          (ii) in whole or in part, with shares of Common Stock delivered concurrently with such exercise (such shares to be valued on the basis of the fair market value of such shares on the business day immediately preceding the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares; and/or

          (iii) in whole or in part, by reducing the number of option shares to be delivered to the optionee upon exercise of such option (such reduction to be valued on the basis of the aggregate fair market value of the additional shares of Common Stock that would otherwise have been delivered to such optionee upon exercise of such option, such fair market value to be determined as of the business day immediately preceding the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares.

CERTAIN TRANSACTIONS

     On August 9, 1990, the Company entered into a Settlement Agreement with Girard Partners, Mr. Batchelder and certain other related parties in connection with a consent solicitation of other stockholders by Girard Partners (then a 6% stockholder of the Company) to reconstitute the Board of Directors of the Company. The Settlement Agreement provides that so long as Mr. Batchelder serves on the Board of Directors of the Company, he will be a member of each of the Board's committees.

     Concurrently with entering into his previous employment agreement with the Company on September 25, 1992, Mr. Miller executed two promissory notes in favor of the Company in the amounts of $100,000 and $30,000, respectively. Each of the notes provided for interest to accrue at the rate of 7% per annum. The principal amount of the $100,000 note was originally due and payable in three equal annual installments on April 1, 1993, April 1, 1994 and April 1, 1995. On May 13, 1993, the Company paid Mr. Miller 100% of his fiscal 1992 bonus and offset a portion of the $100,000 note with the net proceeds ($69,712) after first deducting interest accrued to that date. The remaining $30,288 principal due under the $100,000 note was paid in full by Mr. Miller on April 1, 1994 together with interest accrued to that date. The principal amount of the $30,000 note was due and payable in two equal installments on April 1, 1994 and April 1, 1995. On April 1, 1994, Mr. Miller paid the first installment due under the $30,000 note together with accrued interest to date. On April 1, 1995, Mr. Miller paid the remaining principal balance under the $30,000 note together with accrued interest to date.

             REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's Compensation and Organization Committee (the "Committee") has established policies for the compensation of the Company's Chief Executive Officer and the other executive officers (the "Executive Officers") set forth in the Summary Compensation Table, based upon the responsibilities of the individual Executive Officers and the Company's financial performance. Compensation which may be earned by an Executive Officer in any fiscal year consists of base salary, cash bonus and stock options. The Company enters into employment agreements with its Executive Officers that set forth the elements of compensation that have been approved by the Committee. In recent years, these agreements have been amended or renewed to allow the Committee greater ability to tie a significant portion of each Executive Officer's overall target compensation to criteria based upon the Company's financial performance. Special bonus and option awards may be made at the time an executive is first hired by the Company or is promoted.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation consists of the following components, which are intended to reflect the Company's compensation philosophy:

- - --  SALARY

          The Committee establishes base salaries at levels determined through the Company's overall salary structure and the Company's own experience in attracting qualified executives. Adjustments are made to reflect an individual's contributions to the Company and the specific job responsibilities. (The Committee does not base salary levels on amounts paid by other companies; nevertheless, the Committee compares its salary levels to those reported by other companies that participate in retail industry compensation surveys to ensure that its salaries are within the range paid by comparably sized retail companies.) Because participation in these surveys is on an anonymous basis, the Committee is unable to determine the extent to which the companies that participate in the salary survey are the same as the retail companies included in the Stockholder Return Performance Presentation on page 13 of this Proxy Statement. The Committee has recently retained a nationally recognized compensation consulting firm to review the Company's compensation practices and to assess and evaluate the competitiveness of its compensation practices. Base salaries are reviewed annually and any changes in base salary are made at the discretion of the Committee, subject to ratification by the Board of Directors. Actual salary increases are based upon evaluations of a particular officer's individual performance and contribution to the Company.

- - --  ANNUAL BONUS

          Executive Officers are eligible for an annual cash bonus only if certain pre-tax earnings objectives for the fiscal year are met. At the discretion of the Committee, a certain part of the bonus may be based on the Committee's subjective evaluation of the Executive Officer's individual performance during the fiscal year. No bonuses are paid to the Executive Officers unless the amount of pre-tax operating income exceeds a certain threshold. A maximum bonus level is set for each Executive Officer, expressed as a percent of base salary, in the event that pre-tax operating income exceeds targeted levels. Cash bonuses for Fiscal 1994 were above the 95th percentile of the target bonus award, based solely upon the Company's Fiscal 1994 pre-tax operating income. The Committee exercised its discretion not to consider individual performance in determining the annual bonuses for Fiscal 1994.

- - --  STOCK OPTIONS

          For Fiscal 1994, the Committee adopted a policy of issuing options only after the end of the fiscal year, subject to a maximum award level established by the Committee at the beginning of the year. This policy replaced the Committee's previous practice of granting options at the beginning of the year which vested only if certain performance goals were satisfied. For Fiscal 1994, the actual number of options granted was based on the extent to which the Company met or exceeded target levels of pre-tax operating income that were established by the Committee in the first quarter of Fiscal 1994. The Committee has not traditionally considered the size of the previous years' grants in determining the number of option grants. However, as a result of the number of option awards in 1993 when the Committee terminated its former policy of granting performance-contingent options at the beginning of the year, the Committee considered the number of options awarded in that year when determining the target number of options to be granted for Fiscal 1994 performance. As a result of the Company's Fiscal 1994 pre-tax operating income, the Fiscal 1994 option awards were above the 95th percentile of the maximum number of options established for each Executive Officer.

- - --  OTHER

          Legislation adopted by Congress in 1993 places a $1 million limitation on the deduction available to public companies for compensation paid to certain executives, unless the compensation is treated as "performance based" (as defined under the Code) or satisfies another exception. In December 1993 the IRS proposed regulations to implement this legislation and in December 1994 the IRS revised those proposals. The Committee has not developed specific policies to address this new tax provision pending final regulations from the IRS. However, the Committee believes that amounts recognized upon exercise of outstanding stock options will qualify as performance-based compensation under the proposed IRS regulations.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     For Fiscal 1994 the maximum cash bonus payable to Mr. Williams was $378,000. The actual bonus paid Mr. Williams was $242,573, based solely upon pre-tax operating income being above the 95th percentile of target. In early 1994, the Committee determined after consideration of the number of options granted Mr. Williams in 1993 that the maximum number of option shares issuable to Mr. Williams for Fiscal 1994 would be 17,500. In March 1995, Mr. Williams received an option grant for Fiscal 1994 that was above 95% of target. The Committee considers Mr. Williams' fiscal 1994 remuneration appropriate given his responsibilities and the performance of the Company during the year.

     Submitted by the Compensation and Organization Committees:

    Anthony Luiso (Chairman)
    David H. Batchelder
    Bruce E. Karatz
    Ronald P. Spogli
    Peter S. Willmott

     The Report of the Compensation and Organization Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation Committee of the Board of Directors were Messrs. Luiso (Chairman), Batchelder, Karatz, Spogli and Willmott, none of whom was an officer or employee of the Company during Fiscal 1994 or is a former officer of the Company.

     On August 9, 1990, the Company entered into a Settlement Agreement with Girard Partners, Mr. Batchelder and certain other related parties in connection with a consent solicitation of other stockholders by Girard Partners (then a 6% stockholder of the Company) to reconstitute the Board of Directors of the Company. The Settlement Agreement provides that so long as Mr. Batchelder serves on the Board of Directors of the Company, he will be a member of each of the Board's committees.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Composite Stock Index and the Dow Jones Retailers-Other Specialty Composite Stock Index for the five fiscal years commencing January 1, 1990 and ending January 29, 1995. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                                                  Retailers-
      Measurement Period                           Dow Jones         Other
    (Fiscal Year Covered)        Mac Frugal's       Equity        Specialty
    ---------------------        ------------      ---------      ----------
1989                                100.00           100.00         100.00
1990                                103.91           106.45         110.22
1991                                192.66           135.95         156.65
1992                                161.41           151.12         205.63
1993                                148.91           169.10         192.55
1994                                170.16           170.18         200.25

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following security ownership information is set forth, as of May 1, 1995, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the Named Executive Officers, and all current directors, nominees and executive officers as a group (12 persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

                                                                AMOUNT
                                                              AND NATURE
                                                             OF BENEFICIAL     PERCENT OF
                      NAME OF BENEFICIAL OWNER               OWNERSHIP(1)       CLASS(2)
          -------------------------------------------------  -------------     ----------
          David H. Batchelder(3)...........................       71,831            *
          Bruce E. Karatz..................................       17,886            *
          Anthony Luiso....................................       25,940            *
          Ronald P. Spogli.................................       21,940            *
          Bill M. Thomas(4)................................    1,088,712          4.26%
          Leonard S. Williams..............................      488,500          1.88%
          Peter S. Willmott................................      122,715            *
          James J. Zehentbauer.............................       20,940            *
          Philip L. Carter.................................       75,250            *
          Mark J. Miller...................................        7,100            *
          Richard N. Lodwick...............................            0            *
          Patricia J. Wehner...............................       16,000
          All Directors and Executive Officers
            as a Group (12 persons)  ......................    1,956,814          7.47%


- - ---------------

(*) Denotes less than 1% of the sum of the 25,540,843 shares of Common Stock outstanding at May 1, 1995 plus shares that are subject to options that are presently exercisable or will become exercisable within 60 days after May 1, 1995 by that person or group, as the case may be.

(1) Includes shares which may be acquired pursuant to options exercisable on or within 60 days after May 1, 1995, as follows: Mr. Batchelder (20,940); Mr. Karatz (16,886); Mr. Luiso (20,940); Mr. Spogli (20,940); Mr. Thomas
    (7,500); Mr. Williams (413,500); Mr. Willmott (45,940); Mr. Zehentbauer (20,940); Mr. Carter (65,250); Mr. Miller (7,000); Ms. Wehner (15,700); and
    all directors and executive officers as a group (655,536). Unless otherwise indicated, each person has sole investment and voting power as to the shares indicated.

(2) The percentages are based upon 25,540,843 shares of Common Stock outstanding at May 1, 1995 plus shares that are subject to options that are exercisable or will become exercisable within 60 days after May 1, 1995 by that person or group, as the case may be.

(3) Includes 41,155 shares of Common Stock owned directly by Mr. Batchelder (including 20,940 shares which may be acquired pursuant to certain options) and 30,676 shares owned by DHB Partners, L.P. (the "Partnership") which are attributable to him through his ownership of the sole general partner of the Partnership (which is a corporation owned by him) and all of the limited partnership interests in the Partnership. Mr. Batchelder disclaims beneficial ownership of the shares of Common Stock held by the Partnership.

(4) Mr. Thomas also holds an additional 10,800 shares of Common Stock for the benefit of his children, as to which shares Mr. Thomas disclaims beneficial ownership. Of such shares, 5,400 are held for the benefit of Mr. Thomas' son, who resides with Mr. Thomas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                                  AMOUNT
                                                                AND NATURE
                                                              OF BENEFICIAL      PERCENT OF
                       NAME OF BENEFICIAL OWNER                 OWNERSHIP         CLASS(1)
          --------------------------------------------------  --------------     -----------
          FMR Corp.(2)......................................     3,227,900          12.64%
            82 Devonshire Street
            Boston, Massachusetts 02109
          NewSouth Capital Management, Inc.(3)..............     1,977,076           7.74%
            755 Crossover Lane, Suite 233
            Memphis, Tennessee 38117
          MacKay-Shields Financial Corporation(4)...........     1,402,500           5.49%
            9 West 57th Street
            New York, New York 10019

- - ---------------

(1) The percentages are based upon 25,540,843 shares of Common Stock outstanding at May 1, 1995.

(2) The Company received from FMR Corp. a Schedule 13G dated December 8, 1994 reporting that it beneficially owned an aggregate of 3,051,600 shares of Common Stock, of which it has sole dispositive power over 3,051,600 shares and sole voting power over 56,400 shares. The Company received from FMR Corp. an amendment dated February 13, 1995 to its Schedule 13G in which FMR Corp. reported beneficial ownership of 3,227,900 shares of Common Stock, of which it has sole dispositive power over 3,227,900 shares and sole voting power over 60,600 shares. In the Schedule 13G and the amendment thereto, FMR Corp. stated that all such shares were acquired in the ordinary course of business and not with the purpose of influencing the control of the Company. The Company is unaware of any change in the foregoing information.

(3) The Company received a Schedule 13G dated January 7, 1993 from NewSouth Capital Management, Inc. ("NewSouth") reporting that it has sole dispositive power over 1,742,494 shares of Common Stock and sole voting power over 1,657,494 of such shares. By letter dated March 28, 1995, New South advised that as of December 31, 1994 it beneficially owned 1,977,076 shares. In the
    Schedule 13G, NewSouth stated that all shares were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The Company is unaware of any change in the foregoing information.

(4) The Company received a Schedule 13G dated February 10, 1995 from MacKay-Shields Financial Corporation ("MacKay-Shields") reporting beneficial ownership of 1,504,500 shares of Common Stock. This Schedule 13G also reported that MacKay-Shields has sole dispositive and voting power over all such shares. MacKay-Shields advised the Company on March 29, 1995 that its beneficial ownership as of March 28, 1995 was 1,402,500 shares of Common Stock. In its Schedule 13G, MacKay-Shields reported that all shares were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The Company is unaware of any change in the foregoing information.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Insiders") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company and the New York Stock Exchange.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each Insider known to the Company (other than FMR Corp.) that no other reports were required, during Fiscal 1994 all Section 16(a) filing requirements applicable to its Insiders were complied with.

                    PROPOSAL TO AMEND THE STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     The Company's Board of Directors and stockholders have previously adopted and approved the Non-Employee Directors Plan. A total of 200,000 shares of Common Stock were originally reserved for issuance under the Non-Employee Directors Plan. In March 1995, the Board of Directors authorized an amendment to the Non-Employee Directors Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 200,000 shares, bringing the total number of shares issuable under the Non-Employee Directors Plan to 400,000.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Non-Employee Directors Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, bringing the total number of shares issuable under the Non-Employee Directors Plan to 400,000. The amendment will enable the Company to continue its policy of providing present and prospective directors of the Company who are not employed by the Company with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options.

     For a description of the principal features of the Non-Employee Directors Plan, see "Information About the Board of Directors and Committees of the Board of Directors -- Director Compensation -- Stock Option Plan for Non-Employee Directors."

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The approval of the amendment to the Non-Employee Directors Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     For Fiscal 1994, Deloitte & Touche provided audit services which included examination of the Company's annual consolidated financial statements, timely review of unaudited quarterly financial information, assistance and consultation in connection with the Company's annual report on Form 10-K filed with the Commission, and the audit of the Company's profit sharing plan. Audit services were provided with the approval of the Board of Directors which, among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. A meeting of the Audit Committee will be held in the near future, at which time a recommendation will be made as to the selection of the Company's auditors for the current fiscal year. A representative of Deloitte & Touche is expected to attend the Annual Meeting to make any statements he or she may desire and to respond to any stockholder questions.

      DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 1996 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 2430 East Del Amo Boulevard, Dominguez, California 90220-6306, and in any event not later than February 16, 1996. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                 MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

                                          By Order of the Board of Directors

                                          PHILIP L. CARTER
                                          President and Chief Executive Officer

Dominguez, California
May 15, 1995

/         /

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH OF THE MATTERS SET FORTH BELOW.
1. Election of Directors       FOR all nominees listed below  / /       WITHHOLD AUTHORITY to vote  / /       EXCEPTIONS  / /
                               (except as marked to the contrary)       for all nominees listed below


Nominees: Peter S. Willmott, Philip L. Carter, Mark J. Miller, David H. Batchelder, Bruce E. Karatz, Anthony Luiso,
          Ronald P. Spogli, Bill M. Thomas and James J. Zehentbauer.

INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE EXCEPTIONS BOX AND STRIKE A LINE
THROUGH THAT NOMINEE'S NAME ABOVE.

2. To approve an amendment to the Company's Stock Option Plan for Non-Employee Directors to increase the number of shares reserved for issuance thereunder from 200,000 shares to an
   aggregate of 400,000 shares.                                   FOR  / /         AGAINST  / /         ABSTAIN  / /

3. In their discretion, upon any other matters which may properly come before the Annual Meeting or any postponements or adjournments thereof.


                                                                                                  Address Change and/or
                                                                                                  Comments Mark Here  / /


                                                                        NOTE: Please sign exactly as shown at the left. If
                                                                        stock is jointly held each owner should sign.
                                                                        Executors, administrators, trustees, guardians,
                                                                        attorneys and corporate officers should indicate
                                                                        their fiduciary capacity or full title when signing.


                                                                         Dated _____________________________________, 1995

                                                                         ________________________________________________
                                                                                              (Signature)

                                                                         _________________________________________________
                                                                                       (Signature, if held jointly)

                                                                         VOTES MUST BE INDICATED
                                                                         (X) IN BLACK OR BLUE INK.  / /

PLEASE SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.



                                                     MAC FRUGAL'S BARGAINS - CLOSE-OUTS INC.

                                                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 14, 1995

                                           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Mac Frugal's Bargains - Close-outs Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and appoints Peter S. Willmott, Philip L. Carter, or either of them, proxies with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the AnnualMeeting of Stockholders of Mac Frugal's Bargains - Close-outs Inc. to be held Wednesday, June 14, 1995 at 9:00 A.M. at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California 90815, and at any
postponements or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS PLAN, AND AS SUCH PROXY HOLDERS DEEM ADVISABLE ON SUCH
OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                                            (Continued, and to be dated and signed on the reverse side.)


                                                                              MAC FRUGAL'S BARGAINS - CLOSE-OUTS INC.
                                                                              P.O. BOX 11343
                                                                              NEW YORK, N.Y. 10203-0343
